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                                 EQUIPMENT LEASE

     EQUIPMENT LEASE dated May 30, 1996 by and between UNIVEC, INC., a New York corporation ("Lessor"), having its principal place of business at 999 Franklin Avenue, Garden City, New York 11530 and SHERWOOD MEDICAL COMPANY, doing business as Sherwood-Davis & Geck, a Delaware corporation ("Lessee"), having its principal place of business at 1915 Olive Street, St. Louis, Missouri 63103.

                                  WITNESSETH:

     WHEREAS, Lessee has made or caused to be made a 128 cavity mold and mold inserts for the manufacture of Lessor's proprietary design of single-use syringe plungers ("Plungers") and spare parts for such mold (collectively, the "Plunger Mold");

     WHEREAS, concurrently herewith Lessee is selling, transferring and conveying all right, title and interest in and to the Plunger Mold to Lessor;

     WHEREAS, Lessee desires to lease back from Lessor the Plunger Mold for use in the manufacture and production of Plungers for use in the assembly of single-use hypodermic syringes (collectively, the "Products") using Lessor's proprietary design specifications previously provided to Lessee and as the same may hereafter from time to time be agreed upon by the parties;

     WHEREAS, Lessor desires to lease the Plunger Mold to Lessee for use in the manufacture and production of the Plungers;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, the parties hereby agree as follows:

     1. Agreement to Lease.

          (a) This Agreement sets forth the terms and conditions upon which Lessor shall lease to Lessee and Lessee shall lease from Lessor the Plunger Mold. Lessee hereby confirms, represents, warrants and agrees that the Plunger Mold is being leased (and will be used solely) for commercial or business purposes (and not for consumer, personal, family or household purposes).

          (b) Lessee acknowledges that Lessor is not responsible for any repairs, maintenance, service, latent or other defects in the Plunger Mold or in the operation thereof, or for compliance of the Plunger Mold with requirements of any laws, ordinances, governmental rules or regulations (including, but not limited to, laws with respect to environmental matters), or





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     for infringement of any patent, trademark, copyright or trade secret, or for any direct, indirect, special, incidental, consequential or contingent damages, including without limitation any lost profits, arising out of the use of or inability to use the Plunger Mold, whether for Lessor or Lessee.

          (c) Lessee acknowledges that it has undertaken to design and manufacture the Plunger Mold to produce Plungers suitable for use in the manufacture and assembly of the Products. Lessee has inspected the Plunger Mold and Plungers produced by the Plunger Mold and hereby accepts the Plunger Mold and acknowledges that it is capable of producing commercial quantities of Plungers in compliance with the specifications now and hereafter from time to time agreed upon by the parties.

     2. Rent and Lease Term. Lessee shall pay Lessor rent (the "Rent") for the Plunger Mold in 36 equal consecutive monthly (the "Rent Term") installments of $54,056 payable on or before the first day of each month commencing on the first day of the month immediately following the date this Lease is executed. Notwithstanding the full payment of the Rent during the Rent Term, the term of this Lease shall be the six year period commencing on the date hereof (the "Lease Term"). The Lease Term may not be terminated by Lessee for any reason.

     3. Payment Obligation: Net Lease. All Rent and other payments under this Lease shall be made to Lessor at its address shown above, or at such other address as Lessor may designate, in immediately available funds in such coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. THIS LEASE IS A "NET LEASE" AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, DEDUCTION, DIMINUTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. This Lease shall not terminate, nor shall Lessee's obligations hereunder be affected, by reason of any defect in, damage to or loss of the Plunger Mold from any cause whatsoever, the prohibition of or interference with Lessee's use thereof by any person, corporation or governmental authority, the validity or unenforceability or lack of due authorization of this Lease, or for any other cause whether similar or dissimilar to the foregoing, it being the express intention of Lessor and Lessee that all Rent and other amounts payable by Lessee under this Lease shall be, and continue to be, payable in all events.

     4. Statement of Lease. This Lease is a lease of personal property. Lessee agrees to take all action necessary or reasonably requested by Lessor to ensure that the Plunger Mold shall be and remain personal property, and nothing in this Lease shall be construed as conveying to Lessee any interest in the Plunger Mold other than its interest as a Lessee hereunder. Lessee shall, at its expense: protect and defend the interests of Lessor in the Plunger Mold against all third party claims other than claims arising out of Lessor's actions or omissions

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or arising out of Lessor's negligence or wilful misconduct; keep the Plunger
Mold free and clear of any mortgage, security interest, pledge, lien, charge, claim or other encumbrance (each, a "Lien", and collectively, "Liens"), except any Liens created by or through Lessor or acts or omissions of Lessor (collectively, "Lessor's Liens"); give Lessor immediate notice of the existence of any such Lien; and indemnify and defend Lessor against any claim, liability, loss, damage or expense arising in connection with any of the foregoing, other than Lessor's Liens. Lessee, at its expense, shall promptly pay, satisfy and duly and promptly discharge, any Lien (other than Lessor's Liens).

     5. Permitted Use.

          (a) The Plunger Mold shall be used and operated by Lessee only in the ordinary conduct of its business by qualified employees of Lessee and in accordance with all applicable manufacturer and vendor instructions, as well as with all applicable legal and regulatory requirements. Except as expressly provided in Section 5(b) hereof, Lessee shall use the Plunger Mold exclusively for the manufacture and assembly of the Plungers for or at the request of Lessor. Lessee shall procure and maintain in effect all licenses, certificates, permits, approvals and consents required by federal, state or local laws and regulations in connection with the delivery, installation, use and operation of the Plunger Mold. During the Lease Term, the Plunger Mold shall be installed at Lessee's manufacturing facility located in Norfolk, Nebraska. Lessee shall not change the location of the Plunger Mold without obtaining Lessor's prior written consent, which shall not be unreasonably withheld. In no event shall the Plunger Mold be located in a facility that is either (i) outside the United States of America or (ii) not approved by the United States Food and Drug Administration.

          (b) Subject to the conditions set forth herein, Lessor agrees to permit Lessee to use the Plunger Mold as a back-up mold for its own syringe production. Lessee shall not use the Plunger Mold for its own syringe production if there is an unfilled order for Plungers from Lessor outstanding. If Lessee receives an order for Plungers from Lessor while the Plunger Mold is being used by Lessee for its own syringe production, Lessee covenants and agrees that it will cause the Plunger Mold to be converted over for production of Plungers for Lessor within not more than ten (10) days after receipt of Lessor's order.

     6. Maintenance and Alterations.

          (a) Lessee shall, at its expense, repair and maintain the Plunger Mold so that it will remain in the same condition as when delivered to Lessee, or as modified to improve the quantity or quality of Plungers produced by the Plunger Mold, ordinary wear and tear from proper use excepted, including, without limitation, repairing and restoring the Plunger Mold to good operating condition if it becomes damaged. Lessee shall maintain the Plunger Mold in accordance with all good manufacturing practices and shall maintain an adequate supply of spare parts. Such repair and maintenance shall be performed in compliance with all requirements necessary to enforce all warranty rights and in accordance with all applicable legal

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     and regulatory requirements. If Lessee fails to maintain the Plunger Mold in accordance with the terms hereof, Lessee shall enter into and keep in effect during the Lease Term any maintenance agreements with respect to the Plunger Mold as reasonably may be requested by Lessor. Lessee's obligation to repair, maintain and preserve the Plunger Mold shall not constitute authority to incur mechanic's or supplier's liens. Lessee shall, at its expense, make such alterations (collectively, "Required Alterations") to the Plunger Mold during the Lease Term as may be required by applicable legal and regulatory requirements. In addition, Lessee may at its expense, without Lessor's consent, so long as no Event of Default, or event which with the passage of time or giving of notice, or both, would constitute an Event of Default (each, an "Incipient Default"), has occurred and is continuing, make alterations (collectively, "Permitted Alterations") to the Plunger Mold which do not impair the commercial value or function or use of the Plunger Mold for the manufacture and production of Plungers and which are readily removable without causing material damage to the Plunger Mold. Any Permitted Alterations not removed by Lessee prior to the return of the Plunger Mold to Lessor, and all Required Alterations, shall immediately without further action become the property of Lessor and part of the Plunger Mold for all purposes of this Lease.

          (b) In furtherance of the provisions of Section 5(b) hereof and solely in accordance with the limitations set forth therein, Lessee may make such temporary and readily reversible alterations (the "Change-Over Alterations") to the Plunger Mold as may be necessary to permit the Plunger Mold to be used as a back-up mold for Lessee's own syringe production. Change-Over Alterations must be removed within ten (10) days of receipt of an order for Plungers from Lessor and prior to the return of the Plunger Mold in accordance with Section 7 hereof.

          (c) Other than as provided in this Section 6, Lessee may make no alterations to the Plunger Mold. Any prohibited alterations to the Plunger Mold shall, at Lessor's election, immediately become the property of Lessor without further action and without Lessor thereby waiving any Event of Default or remedies with respect thereto.

     7. Return. Within fifteen (15) days after the expiration of the Lease Term or earlier termination of this Lease, Lessee shall, at its expense, return the Plunger Mold to Lessor at such location in the continental United States as may be specified by Lessor, and in the condition required by Section 6 hereof. Unless otherwise directed in writing by Lessor, the Plunger Mold shall be returned to Lessor with inserts installed and assembled in the mold base for the manufacture and production of Plungers.

     8. Identification. Lessee shall, at its expense, place and maintain permanent markings on the Plunger Mold evidencing Lessor's ownership, security and other interests therein, as specified from time to time by Lessor. Lessee shall not place or permit to be placed any other markings on the Plunger Mold which might indicate any ownership or security interest in the Plunger Mold. Any markings on the Plunger Mold not made at Lessor's request shall be

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removed by Lessee, at its expense, prior to the return of the Plunger Mold, in accordance with Section 7 hereof.

     9. Inspection. Upon reasonable prior notice, Lessee shall make the Plunger Mold and all related records available to Lessor or its agents for inspection during regular business hours at the location of the Plunger Mold.

     10. No Lessee Sublease or Assignment. Without the prior written consent of Lessor, which may be withheld for any or no reason whatsoever, Lessee shall not sublease or otherwise relinquish possession or control of, or assign, pledge, hypothecate or otherwise transfer, dispose of or encumber the Plunger Mold, this Lease, or any part thereof or interest therein, or any right or obligation with respect thereto.

     11. Lessor Assignment. Lessor may from time to time without notice to Lessee sell, mortgage, pledge, grant a security interest in, assign or otherwise transfer (each, a "Transfer"), in whole or in part, this Lease, the Plunger Mold, or any of its interests, rights or obligations with respect hereto or thereto, including, without limitation, all Rent and other sums due or to become due under this Lease, to one or more persons or entities (each an "Assignee"). Each Assignee shall have, to the extent provided in any document effecting such Transfer, Lessor's rights, powers, privileges and remedies with respect thereto but shall not be obligated to Lessee, except to the extent expressly provided in any document, instrument or agreement executed by such Assignee in connection with a Transfer (each, a "Transfer Document"), to observe or perform any duty, covenant or condition required to be observed or performed by Lessor. Except to the extent expressly assumed by an Assignee in any Transfer Document, no Transfer shall relieve Lessor from any of its obligations to Lessee. Lessee shall, upon receipt of notice of a Transfer from Lessor, be bound by such Transfer. The rights of any such Assignee in and to any sums payable to Lessor under provisions of this Lease shall not be subject to any abatement whatsoever and shall not be subject to any claim, defense, counterclaim, setoff or recoupment whatsoever that Lessee may at any time have against Lessor. Lessee agrees that any such transfer or assignment will not impair the prospect of obtaining return performance by, materially change the duty of, or materially increase the burden or risk imposed on, Lessee under this Lease, and Lessee waives any rights or remedies it may otherwise have, under Article 2A of the Uniform Commercial Code (the "UCC") in effect in the State of New York or in any other jurisdiction, or otherwise, to oppose, prohibit, claim damages with respect to or otherwise affect any such transfer or assignment. Any Assignee shall be considered a third party beneficiary of all of Lessee's representations, warranties and obligations hereunder to Lessor. Lessee agrees
(a) in connection with any such transfer or assignment, to provide such instruments, documents, acknowledgments and further assurances as Lessor or any Assignee may deem necessary or advisable to effectuate the intents of this Lease or any such Transfer, with respect to such matters as this Lease, the Plunger Mold, Lessee's obligations to such Assignee and such other matters as may be reasonably requested, and (b) that after receipt by it of written notice of any Transfer from Lessor or from Lessor's Assignee, all Rent and other amounts which are then and thereafter due under this Lease shall be paid unconditionally to such Assignee at the place of

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payment designated in such notice. Notwithstanding the foregoing, Lessee shall not be required to provide to Lessor or any Assignee any financial statements that Lessee does not make available to its other creditors.

     12. Risk of Loss. Lessee shall bear all risk of loss, damage, theft, taking, destruction, confiscation or requisition (each a "Loss") with respect to the Plunger Mold, however caused or occasioned (except any such Loss caused or occasioned by the acts or omissions of Lessor), which shall occur prior to the return of the Plunger Mold in accordance with Section 7 hereof. In addition, Lessee hereby assumes all other risks and liabilities, including, without limitation, personal injury or death and property damage, arising with respect to the Plunger Mold (unless arising directly as a result of Lessor's negligence or willful misconduct), including, without limitation, those risks and liabilities arising with respect to the manufacture, purchase, ownership, shipment, transportation, delivery, installation, leasing, possession, use, storage and return of the Plunger Mold, howsoever arising, in connection with any event occurring prior to such Plunger Mold's return in accordance with
Section 7.

     13. Casualty. If the Plunger Mold shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or shall be taken, confiscated or requisitioned, unless, in each case, same is caused by Lessor, (any such event herein called an "Event of Loss"), Lessee shall promptly notify Lessor of the occurrence of such Event of Loss, and shall pay Lessor, within 15 days after the date of such Event of Loss (but in no event later than the Rent payment date next following such Event of Loss), an amount equal to the then unpaid balance of the Rent, reduced by the amount of insurance proceeds paid or payable directly to Lessor on account of such loss. Upon Lessor's receipt of such payment for the entire unpaid balance of the Rent, the Lease shall automatically terminate as to such Plunger Mold. Upon such termination after an Event of Loss, Lessor shall instruct Lessee with respect to the disposition of any damaged or destroyed Plunger Mold. In the alternative, upon receipt of the entire unpaid balance of the Rent, Lessor may by written notice to Lessee transfer, convey and assign all of its right, title and interest in such Plunger Mold to Lessee, on an as-is, where-is basis, without recourse or warranty.

     14. Insurance.

     (a) Lessee shall keep the Plunger Mold insured (or shall self insure the Plunger Mold) against all risks of loss or damage from every cause whatsoever occurring during the Lease Term for an amount not less than the higher of the full replacement cost of the Plunger Mold or the entire aggregate unpaid Rent. Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Plunger Mold, and Lessee shall be liable for any deductible portions of all such insurance.

     (b) All insurance required under this Section 14 shall name Lessor as additional insured and loss payee. Such insurance shall be maintained with such insurers and shall be in such forms as are reasonably satisfactory to Lessor or, if Lessee elects to self insure

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the Plunger Mold, the terms of such self insurance shall be disclosed in writing and be reasonably acceptable to Lessor. All applicable policies shall provide that no act, omission or breach of warranty by Lessee shall give rise to any defense against payment of the insurance proceeds to Lessor. Lessee shall pay the premiums for such insurance and, at the request of Lessor, deliver to Lessor a current certificate evidencing such insurance coverage that is reasonably satisfactory to Lessor. In any event, Lessee shall provide Lessor with endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this Section 14 and by which the insurers agree to give Lessor written notice at least thirty (30) days prior to the effective date of any expiration, modification, reduction, termination or cancellation of any such policies.

     (c) The proceeds of insurance required under this Section 14 and payable as a result of loss or damage to the Plunger Mold shall be applied as set forth in
Section 13 above. Lessee covenants and agrees promptly to make claim for, receive payment of, execute and endorse in favor of and deliver to Lessor for immediate and direct payment to Lessor all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this
Section 14.

     (d) Notwithstanding anything herein, Lessor shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any policy or coverage, or to advise Lessee of any failure to comply with the provisions of this Section 14.

     15. Lessee's Representations And Warranties. Lessee hereby represents and warrants to Lessor, and agrees with Lessor, as follows:

          (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Lessee has full power and authority and all necessary licenses and permits to carry on its business as presently conducted, to own or hold under lease its properties and to enter into this Lease and to perform its obligations under this Lease; and Lessee is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Lease requires such qualification. Lessee is a wholly-owned subsidiary of American Home Products Corporation, a Delaware corporation.

          (b) The execution and delivery by Lessee of this Lease and the performance by Lessee of its obligations under this Lease have been duly authorized by all necessary corporate action on the part of Lessee; do not contravene any law, governmental rule or regulation or any order, writ, injunction, decree, judgment, award, determination, direction or demand (each, an "Order") binding on Lessee or its properties or the corporate charter or by-laws of Lessee; and do not and will not contravene the provisions of, or constitute a default (either with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon,

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     the Plunger Mold or any property of Lessee under any indenture, mortgage, contract or other instrument to which Lessee is a party or by which Lessee or any of its properties is bound.

          (c) No consent or approval of, giving of notice to, registration with, or taking of any other action by, any state, federal or other governmental commission, agency or regulatory authority or any other person or entity is required for the consummation or performance by Lessee of the transactions contemplated under this Lease.

          (d) This Lease has been duly entered into and delivered by Lessee and constitutes a legal, valid and binding agreement of Lessee enforceable against Lessee in accordance with its terms, except as limited by any bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditor or Lessor rights.

          (e) There are no actions, suits or proceedings pending or to the knowledge of Lessee threatened against or affecting Lessee or any property of Lessee in any court, before any arbitrator of any kind or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Body"), which, if adversely determined, would materially adversely affect the business, assets, operations or condition, financial or otherwise, of Lessee, or adversely affect the ability of Lessee to perform its obligations under this Lease; and Lessee is not in default with respect to any order of any court, arbitrator or Governmental Body.

          (f) Lessee is not a party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects or, so far as Lessee can now foresee, will materially adversely affect the business, operations or properties of Lessee or the ability of Lessee to perform its respective obligations under this Lease.

          (g) Lessee has filed all required tax returns in all jurisdictions in which such returns were required to be filed and has paid, or made provision for, all taxes shown to be due and payable on such returns and all other taxes and assessments which are payable by it, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and which in the aggregate do not involve material amounts.

          (h) Lessee is not in default in the payment of the principal of or interest on any indebtedness for borrowed money or in default under any instrument or agreement under or subject to which any indebtedness for borrowed money has been issued; no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder. Lessee is not in violation of any provision of its corporate charter or by-laws or of any term of any material agreement, lease of real or personal property, including, without limitation, any term providing for the payment of rent or other instrument; and no Event of Default has occurred and is continuing with respect to this Lease as of the date hereof.

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          (i) Lessee has not taken and will not take any action or maintain any position inconsistent with treating this Lease as a valid leasehold interest in the Plunger Mold.

     16. Income Tax Status. This Lease has been entered into on the basis that it shall be construed as a lease for the purposes of all federal, state and local taxes and that Lessor shall be entitled to such credits, deductions and other benefits as are provided to a Lessor of tangible personal property. This is a "net lease" with all insurance, maintenance and taxes for the account of the Lessee.

     17. Taxes and Fees. Lessee hereby assumes liability for, and shall pay when due, and on a net after-tax basis to Lessor shall indemnify and defend Lessor against, all fees, taxes and governmental charges (including, without limitation, interest and penalties) of any nature imposed upon Lessee with respect to this Lease or the Plunger Mold, including, without limitation, Lessee's manufacture, purchase, ownership, shipment, transportation, delivery, installation, leasing, possession, use, operation, storage and return of the Plunger Mold. Lessee shall at its expense file when due with the appropriate authorities any and all tax and similar returns and reports required to be filed with respect to this Lease or the Plunger Mold (with copies to Lessor).

     18. Indemnification. Lessee hereby assumes liability for, and shall pay when due, and shall indemnify, defend and hold Lessor and its assigns harmless from and against (a) any and all liabilities, losses, damages, penalties, claims, actions, suits, costs and expenses in any way relating to or arising out of Lessee's performance or failure to perform under this Lease or out of Lessee's use or possession of the Plunger Mold, including without limitation the manufacture, ordering, purchase, ownership, shipment, transportation, delivery, acceptance or rejection, installation, leasing, possession, use, operation, storage, removal, return, sale or other disposition of the Plunger Mold, including, without limitation, any of such as may arise from (whether discoverable by Lessee or Lessor) any claims based on strict liability in tort unless arising as a result of Lessor's negligence or willful misconduct, and (b) all UCC and other applicable filing and recording fees and lien searches and the like, (no matter how described in any jurisdiction) with respect to this Lease. Lessee shall give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder. The provisions of this Section 18 are in addition to, and not in limitation of, the provisions of Section 17 hereof. Lessee's obligations under this Section 18 shall survive the expiration of or earlier termination of this Lease.

     19. Warranties Excluded. LESSOR, MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION THE DESIGN OR CONDITION OF THE PLUNGER MOLD, ITS MERCHANTABILITY, DURABILITY, CAPACITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE PLUNGER MOLD, OR THE CONFORMITY OF THE PLUNGER MOLD TO PROVISIONS OR SPECIFICATIONS

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OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENT OR PATENT OR
LATENT DEFECTS, AND LESSOR HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES. LESSEE ACKNOWLEDGES THAT IT HAS LEASED THE PLUNGER MOLD BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LESSOR.

     20. Events of Default. An "Event of Default" shall occur hereunder if: (a) Lessee fails to make any Rent or other payment under the Lease when due and such failure continues for a period of five (5) days after notice of non-payment; (b) Lessee violates any other provision of this Lease or document furnished to Lessor in connection herewith and such violation shall continue unremedied for a period of at least twenty (20) days after notice from Lessor; (c) Lessee shall become or be adjudicated insolvent or bankrupt or makes an assignment for the benefit of creditors or becomes unable or admits in writing its inability to pay its debts as they become due, or a trustee, receiver or liquidator shall be appointed for Lessee, or for a substantial part of its property, with or without its consent, or bankruptcy, arrangement, reorganization, composition, readjustment, liquidation, insolvency, dissolution or similar proceedings under any present or future statute, law or regulation shall be instituted by or against Lessee; or Lessee shall file an answer admitting the material allegations of a petition filed against it in any such proceeding, or any execution or writ or process shall be issued under any proceeding whereby any of the Plunger Mold may be taken or restrained; or Lessee shall cease doing business as a going concern; (d) any representation or warranty made by Lessee herein or other document furnished Lessor under or pursuant to this Lease shall be incorrect or incomplete at the time when made in any material respect; or (e) a material adverse change shall occur in the financial condition, business and/or prospects of the affairs of Lessee. Lessee shall promptly notify Lessor of the occurrence of any Event of Default.

     21. Remedies. If one or more Events of Default shall have occurred, Lessor, at its option, may (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants hereunder or to recover damages for the breach thereof, including, without limitation, net after-tax losses of federal, state and local income tax benefits to which Lessor would otherwise be entitled as a result of owning the Plunger Mold or leasing such Plunger Mold to Lessee; or (b) by notice to Lessee, terminate this Lease and accelerate and demand payment of the entire unpaid balance of the Rent (including all Rent which may then be due and payable) as liquidated damages and not as a penalty, together with all damages, losses, liabilities, claims and expenses including, without limitation, expenses incurred in connection with the recovery, repair, repainting, return and remarketing of the Plunger Mold or other exercise of Lessor's remedies hereunder and reasonable out-of-pocket attorneys' fees which Lessor shall sustain in connection with any Event of Default. No remedy referred to herein shall be deemed exclusive, but all such remedies shall be cumulative and shall be in addition to all other remedies in Lessor's favor existing under this Lease or otherwise at law or in equity.

     22. Affirmative Covenant. At the request of Lessor, Lessee shall execute and deliver to Lessor UCC-1 financing statements in favor of Lessor or any Assignee in any jurisdiction where the Plunger Mold is or will be located.

     23. Late Charges. Any nonpayment of Rent or other amounts payable under the Lease shall result in Lessee's obligation to promptly pay Lessor as additional Rent on such overdue payment, for the period of time during which it is overdue (without regard to any grace period), interest at a rate equal to the lesser of
(a) the prime lending rate as announced from time to time by Chase Manhattan Bank plus 5%, or (b) the maximum rate of interest permitted by law.

     24. Lessor's Right to Perform for Lessee. If Lessee fails to duly and promptly pay, perform or comply with any of its obligations, covenants or agreements under this Lease, Lessor may itself pay, perform or comply with any of such obligations, covenants or agreements for the account of Lessee without thereby waiving any Event of Default. In such event, any amount paid or expense incurred by Lessor in connection therewith shall immediately on demand, together with interest at the rate provided in Section 23 hereof, be paid to Lessor as additional Rent, and Lessee shall indemnify and defend Lessor against any damage, loss, claim, liability or expense suffered or incurred by Lessor in connection therewith.

     25. Notices.

     (a) Any notice, request, consent, demand or other communication given or required to be given under this Lease shall be effective only if in writing and shall be sent by one of the following means to the addressee at the address set forth in Sections 25(b) below (or at such other address as shall be designated in accordance with this Section 25, and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with an international or national overnight courier, with the cost of delivery prepaid, assuming proof of delivery; (ii) on the third business day following the day duly sent by certified or registered mail, postage prepaid and return receipt requested; (iii) on the first business day after it is otherwise actually delivered to the addressee by courier; or (iv) on the first business day after the day it is duly sent by both confirmed facsimile transmission and one of the forms provided in (i), (ii) or (iii) above, with the cost of transmission prepaid.

     (b) The addresses and facsimile telephone numbers of the parties and those persons receiving copies are as follows:

          To Lessor:       Univec, Inc.
                           999 Franklin Avenue
                           Garden City, New York 11530
                           Attention: Joel Schoenfeld
                           Facsimile No.: 516-739-3343
                           Telephone No.: 516-294-1000

          Copy to:         Sazer, Vaccaro & Prisco LLP
                           325 Wireless Boulevard
                           Hauppauge, New York 11788
                           Attention: Gary Sazer, Esq.
                           Facsimile No.: 516-273-9685
                           Telephone No.: 516-273-7171

          To Lessee:       Sherwood Medical Company
                           1915 Olive Street
                           St. Louis, Missouri 63103-1642
                           Attention: Vice President-- OEM Sales
                           Facsimile No.: (314) 241-0232
                           Telephone No.: (314) 621-7788

          Copy to:         Sherwood Medical Company
                           1915 Olive Street
                           St. Louis, Missouri 63103-1642
                           Attention: Corporate Counsel
                           Facsimile No.: (314) 241-5855
                           Telephone No.: (314) 621-7788

     26. Miscellaneous.

     (a) Lessee shall, upon Lessor's demand, promptly execute, acknowledge and deliver any and all further documents, instruments and agreements as may be reasonably required by Lessor and any Assignee and take any and all other action requested by Lessor from time to time, for the purpose of fully effectuating the intent and purposes of this Lease, and to protect the interests of Lessor, its successors and assigns. Lessee also authorized Lessor to act on its behalf as its attorney-in-fact to file financing statements with respect to this Lease and the Plunger Mold by signing Lessee's name thereto.

     (b) Any provision of this Lease which is prohibited or not fully enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing Lessor's rights thereunder or under the remaining provisions thereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) No term or provision of this Lease may be amended, altered, waived, discharged or terminated except by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. No delay by either party in exercising any right, power or remedy under this Lease shall constitute a waiver, and any waiver by a party on any one occasion or for any one purpose shall not be construed as a waiver on any future occasion or for any other purpose.

     (d) This Lease shall be governed in all respects by, and construed in accordance with, the laws (without giving effect to the principles governing conflicts of laws) of the State of New York. The federal and state courts located in New York County, New York, U.S.A., shall have exclusive jurisdiction and venue over any and all actions and proceedings relating to or arising out of this Lease and/or the Plunger Mold. Lessor and Lessee each hereby irrevocably consent to the exclusive jurisdiction of such courts and waive any right they may have to transfer or change the venue of any such action or proceeding. Lessor and Lessee each agree that any summons or notice relating to any such action or proceeding may be served on such party in the manner provided for the giving of notices under Section 25 hereof.

     (e) All of the covenants and agreements of Lessee and Lessor contained in this Lease shall survive the expiration or earlier termination hereof. Subject to all of the terms and provisions of this Lease, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Lessor and Lessee. This Lease shall constitute the entire agreement of Lessor and Lessee with respect to the lease of the Plunger Mold, and shall automatically cancel and supersede any and all prior oral or written understandings with respect thereto.

     (f) This Lease may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The headings in this Lease shall be for convenience of reference only and shall form no part of this Lease.

     27. Lessee's Waivers: Limitation on Actions. To the fullest extent permitted by applicable law, with respect to this Lease Lessee irrevocably waives any and all: (a) rights it may otherwise have under Sections 2A-401 and 2A-402 of UCC 2A to suspend performance of any of its obligations under this Lease, (b) rights and/or remedies it may otherwise have under Sections 2A-508 through 2A-522 of UCC 2A to: (i) cancel or repudiate this Lease, (ii) reject or revoke acceptance of the Plunger Mold, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) deduct from the rental payments all or any part of any claimed damages resulting from any default by Lessor under this Lease, (v) "cover" by making a purchase or lease of other property in substitution for property due from Lessor, (vi) recover from Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and
(vii) specific performance, replevin or the like for all or any part of the Plunger Mold; and (c) rights now or hereafter conferred by any applicable statute or otherwise under which Lessor may be required to sell, re-lease or otherwise use or dispose of all or any part of the Plunger Mold in mitigation of Lessor's damages as determined under this Lease or otherwise or which may otherwise limit or modify any of Lessor's rights and remedies under this Lease or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.


                                 UNIVEC, INC., Lessor



                                 By: /s/ Joel Schoenfeld
                                    -------------------------------------
                                    Name:
                                    Title: CEO



                                 SHERWOOD MEDICAL COMPANY

                                   Doing business as Sherwood-Davis & Geck,
                                   Lessee



                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:
                                    Address:
                                    Phone: